UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2014

CENTRAL VALLEY COMMUNITY BANCORP
(Exact Name of Registrant as Specified in Charter)

California	000-31977	77-0539125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7100 N. Financial Dr., Suite 101, Fresno, CA	93720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (559) 298-1775

(Former Name or Former Address, if Changed Since Last Report) Not Applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (e) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2014, the Executive and Directors’ Resources Committee (“Compensation Committee”) of the Board of Directors of Central Valley Community Bancorp (the “Company”), approved the base salary of the Company’s Chief Executive Officer, Daniel J. Doyle.  Mr. Doyle’s salary for 2014 will increase to $325,000. The Compensation Committee also approved payment of annual incentive bonus awards to each of the Company’s executive officers in respect to their individual performance for the year ended December 31, 2013.  The annual incentive awards were made pursuant to the Company’s Senior Management Incentive Plan for senior management and pursuant to the Employment Contract for the President and Chief Executive Officer as disclosed in the Company’s 2013 Proxy Statement.

The following awards were granted:

Daniel J. Doyle, President and CEO	$230,000
David A. Kinross, Senior Vice President and CFO	$65,506
Gary Quisenberry, Senior Vice President, Commercial and Business Banking	$69,291
Lydia Shaw, Senior Vice President, Consumer and Retail Banking	$60,210
Thomas L. Sommer, Senior Vice President, Credit Administrator	$67,041

The Committee also approved increases in the annual base salaries of the Company’s executive officers.  The Committee approved the following base salaries effective to February 1, 2014:

David A. Kinross, Senior Vice President and CFO	$197,000
Gary Quisenberry, Senior Vice President, Commercial and Business Banking	$203,800
Lydia Shaw, Senior Vice President, Consumer and Retail Banking	$177,000
Thomas L. Sommer, Senior Vice President, Credit Administrator	$197,000

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	1/29/2014	CENTRAL VALLEY COMMUNITY BANCORP By: /s/ Daniel J. Doyle Daniel J. Doyle President and Chief Executive Officer (Principal Executive Officer)